EXHIBIT 17.2

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated International Capital Appreciation Fund, a portfolio of Federated World Investment Series, Inc. (the "Corporation"), hereby designate and appoint Justine Patrick, Maureen Ferguson, Heidi Loeffert, Ann Faust and Erin Dugan, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on December 11, 2007, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, 15237-7000, at 2:00 p.m. (Eastern Time) and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated, this proxy will be voted "For" approval of Proposal 1. (Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEDERATED WORLD INVESTMENT SERIES, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.


   1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated InterContinental Fund, ("InterContinental Fund"), a portfolio of Federated Equity Funds, would acquire all of the assets of Federated International Capital Appreciation Fund ("International Capital Appreciation Fund") in exchange for Class A Shares, Class B Shares and Class C Shares of InterContinental Fund to be distributed pro rata by International Capital Appreciation Fund in complete liquidation and termination of International Capital Appreciation Fund; and

                         FOR               [   ]
                         AGAINST           [   ]
                         ABSTAIN           [   ]












                                           YOUR VOTE IS IMPORTANT
                                           Please complete, sign and return
                                           this card as soon as possible.



                                           Dated


                                           Signature


                                           Signature (Joint Owners)


Please  sign  this  proxy  exactly as your name appears  on  the  books  of  the
Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

   YOU MAY ALSO VOTE YOUR SHARES BY TOUCHTONE PHONE BY CALLING 1-800-690-6903
                  OR THROUGH THE INTERNET AT WWW.PROXYVOTE.COM










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